Exhibit 23.1

Consent of Registered Independent Public Accounting Firm

Innovative Eyewear, Inc.

Miami, Florida

We consent to the inclusion or incorporation by reference of our report, dated March 25, 2026, with respect to the balance sheets of Innovative Eyewear, Inc. (the “Company”) as of December 31, 2025 and 2024, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended, in (i) the Company’s Registration Statement on Form S-1 (File No. 333-288777), (ii) the Company’s Registration Statement on Form S-1 (File No. 333-287142), (iii) the Company’s Registration Statement on Form S-8 (File No. 333-286350), (iv) the Company’s Registration Statement on Form S-1 (File No. 333-279873), (v) the Company’s Registration Statement on Form S-1 (File No. 333-282472), (vi) the Company’s Registration Statement on Form S-3 (File No. 333-276938), and (vii) the Company’s Registration Statement on Form S-8 (File No. 333-267677).

/s/ Cherry Bekaert LLP

Chicago, Illinois

March 25, 2026